Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in these Registration Statements on Form S-8 (Nos. 333-40267, 333-43537, 333-43539, 333-43541, 333-43543, 333-43635, 333-67487, 333-92735, 333-31022, 333-100553, 333-141038, 333-163645, 333-175010 and 333-199685) and on Form S-3 (Nos. 333-85279, 333-88097, 333-95841, 333-31268, and 333-200784) of Casella Waste Systems, Inc. and its subsidiaries (the “Company”) of our report dated February 27, 2015, relating to our audits of the consolidated financial statements and financial statement schedules as of December 31, 2014, April 30, 2014 and 2013 and for the eight month period ended December 31, 2014, and for each of the three years in the period ended April 30, 2014 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014, which appears in this Transition Report on Form 10-K of Casella Waste Systems, Inc. for the eight month period ended December 31, 2014.

/s/ McGladrey LLP

Boston, Massachusetts

February 27, 2015